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                                                          EXHIBIT (j)

                    INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 24 to Registration Statement under the Securities Act of 1933 (filed under Securities Act File No. 33-66712) and in Post-Effective Amendment No. 26 to Registration Statement under the Investment Company Act of 1940 (filed under Investment Company Act File No. 811-7932)(the "Post-Effective Amendment"), of our report dated August 4, 2000, appearing in the Annual Report to Shareholders of Lindner Investments, relating to the Lindner Asset Allocation Fund, Lindner Large-Cap Fund, Lindner Small-Cap Fund, Lindner Utility Fund, Lindner Market Neutral Fund, Lindner Opportunities Fund and Lindner Government Money Market Fund for the fiscal year ended June 30, 2000, which report is incorporated by reference in the Statement of Additional Information forming a part of the Post-Effective Amendment, and to the references to us under the headings "Investment Advisory and Other Services--Custodians and Independent Auditors" and "Financial Statements" in the Statement of Additional Information forming a part of such Post-Effective Amendment.


/S/ DELOITTE & TOUCHE LLP
St. Louis, Missouri
October 6, 2000